[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission

Exhibit 10.5.3

THIRD AMENDMENT TO THE
CO-BRANDED CREDIT CARD PROGRAM AGREEMENT
This Third Amendment (“Amendment”) is between Citibank, N.A. (“Bank”) and Costco Wholesale Corporation (“Costco”), is effective as of June 13, 2016, and amends that certain Co-Branded Credit Card Program Agreement, by and between Bank and Costco, dated February 27, 2015 (the “Agreement”).
Pursuant to Section 16.10 of the Agreement, the Bank and Costco agree as follows:
1.Defined Terms. All capitalized terms used but not defined in this Amendment will have the meanings ascribed to such terms in the Agreement.
2.Section 12.01(a). The Program Effective Date shall be June 20, 2016. Any quarterly reporting obligations set forth in the Agreement will commence on the Program Effective Date and be included in reporting for the calendar quarter ending on September 30, 2016.
3.Schedule 3.02(c)-1 Amendments.
[*]
4.Schedule 9.01 Amendments. Paragraph 5 of Schedule 9.01 is deleted and replaced with the following:
“(5) [*]
5.Full Force and Effect. The Agreement, as modified hereby, will remain in full force and effect and this Amendment will not be deemed to be an amendment or a waiver of any other provision of the Agreement except as expressly stated herein. All such other provisions of the Agreement will also be deemed to apply to this Amendment.
6.No Modification or Waiver; Incorporation. No modification, amendment or waiver of this Amendment will be effective or binding unless made in writing and signed by the Parties. The Parties agree that, except for those modifications expressly set forth in this Amendment, all terms and provisions of the Agreement will remain unchanged and in full force and effect. This Amendment and the Agreement will hereafter be read and construed together as a single document, and all references to the Agreement will hereafter refer to the Agreement as amended by this Amendment.
7.Counterparts. This Amendment may be executed in counterparts and if so executed will be enforceable and effective upon the exchange of executed counterparts, including by facsimile or electronic transmissions of executed counterparts.

[Signature page follows]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission

Duly authorized representatives of the Parties have executed this Amendment.

COSTCO WHOLESALE CORPORATION By: /s/ Paul Latham______________________ Name: Paul Latham_____________________ Title: SVP - Membership, Marketing, Services_	CITIBANK, N.A. By: /s/ Valerie Greer_____________________ Name: Valerie Greer_____________________ Title: Managing Director, Co-Brand Partnerships